Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT
JOINDER AGREEMENT

WHEREAS, Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., Investment 10, L.L.C., BVF Partners L.P., BVF Inc., Mark N. Lampert, Matthew D. Perry, Oleg Nodelman and Robert M. Coppedge entered into a Joint Filing and Solicitation Agreement on January 9, 2009 (the “Agreement”) for the purpose of seeking representation on the Board of Directors of Avigen, Inc., a Delaware corporation (the “Company”) and the support for certain other proposals to be presented to stockholders at a special meeting of the Company called by the Company at the request of Biotechnology Value Fund, L.P. and Biotechnology Value Fund II, L.P.

WHEREAS, BVF Acquisition LLC (the “New Member”) wishes to join the Group (as defined in the Agreement).

NOW, IT IS AGREED, this 23rd day of January 2009, by the parties hereto:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the New Member agrees to the joint filing on behalf of it of statements on Schedule 13D with respect to the securities of the Company to the extent required under applicable securities laws.  The New Member agrees to be bound by the other terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

2.           This Joinder Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BIOTECHNOLOGY VALUE FUND, L.P.		BVF ACQUISITION LLC

By:	BVF Partners L.P., its general partner	By:	Biotechnology Value Fund, L.P., its sole member

By:	BVF Inc., its general partner	By:	BVF Partners L.P., its general partner

By:	/s/ Mark N. Lampert	By:	BVF Inc., its general partner
Mark N. Lampert
	President	By:	/s/ Mark N. Lampert
Mark N. Lampert
President
BIOTECHNOLOGY VALUE FUND II, L.P.

By:	BVF Partners L.P., its general partner	BVF INVESTMENTS, L.L.C.

By:	BVF Inc., its general partner	By:	BVF Partners L.P., its manager

By:	/s/ Mark N. Lampert	By:	BVF Inc., its general partner
Mark N. Lampert
	President	By:	/s/ Mark N. Lampert
Mark N. Lampert
President
/s/ Mark N. Lampert
MARK N. LAMPERT
INVESTMENT 10, L.L.C.

/s/ Mark N. Lampert	By:	BVF Partners L.P., its investment manager
MARK N. LAMPERT
As Attorney-In-Fact for Matthew D. Perry	By:	BVF Inc., its general partner

	By:	/s/ Mark N. Lampert
/s/ Mark N. Lampert		Mark N. Lampert
MARK N. LAMPERT		President
As Attorney-In-Fact for Oleg Nodelman

BVF PARTNERS L.P.
/s/ Mark N. Lampert
MARK N. LAMPERT	By:	BVF Inc., its general partner
As Attorney-In-Fact for Robert M. Coppedge
	By:	/s/ Mark N. Lampert
Mark N. Lampert
President

BVF INC.

By:	/s/ Mark N. Lampert
Mark N. Lampert
President